UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 12, 2010

(Date of earliest event reported)

AMERILITHIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-1604254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

871 Coronado Center Dr., Suite 200, Henderson, NV	89052
(Address of principal executive officers)	(Zip code)

702-583-7790

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 12, 2010, the registrant and GeoXplor Corporation, a Nevada corporation entered into an asset purchase agreement.

Pursuant to Paragraph 3.  Payment of Purchase Price, the registrant was to provide work commitments for the property purchase of up to USD $1,000,000 over three years.  A portion ($90,000) of the certain expenditure commitments to be made by the end of year 2 totaling $400,000 has not been made.  GeoXplor Corporation is willing to forego the year 2 deadline in exchange for stock valued at $13,500.  The registrant has agreed to pay the delinquent $90,000 commitments and meet the year 3 commitments.  The price per common stock shall be based upon the lowest adjusted closing price in the previous five days of trading as reported by Yahoo Finance.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 21, 2012, the registrant issued 225,000 common shares to GeoXplor Corporation under Addendum 1 to the Asset Purchase Agreement.  The registrant is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Addendum 1 to the Asset Purchase Agreement dated March 12, 2010 pursuant to Section 4(2) of the Act.  The transaction does not involve a public offering.  GeoXplor Corporation is a sophisticated investor and has access to information about us and its investment.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10 – Addendum 1 to Asset Purchase Agreement dated March 12, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 29, 2012

AMERILITHIUM CORP.

 By:     /s/Matthew Worrall

Name:   Matthew Worrall

Title:  Chief Executive Officer